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                                  EXHIBIT 10.5

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is entered into as of April 10, 1998, by and between ROBERT A. D. WILSON, an individual ("Consultant"), and WANDERLUST INTERACTIVE, INC., a Delaware corporation (collectively, with its affiliates, the "Company").


                                    RECITALS

         WHEREAS, Company desires to engage Consultant to perform services on behalf of Company; and

         WHEREAS, Consultant has the ability and knowledge necessary for the performance of such services; and

         WHEREAS, Consultant and Company desire, pursuant to the terms of this Agreement, to set forth the terms and conditions pursuant to which Consultant will perform consulting services for and on behalf of Company;


                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                SCOPE OF SERVICES

I.1 Consultant agrees to perform for Company general business consulting services including, but not limited to, the following:

         I.1.1 Management Compensation and Benefits. Consultant will assist in the analysis and determination of management compensation and benefits.



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         I.1.2    Corporate Public Relations. Consultant will assist Company in its public relations efforts and any and all related matters.



         I.1.3 Strategic Positioning. Consultant will assist in the positioning of Company, as necessary, to prepare for fulfillment of Company's strategic objectives.

         I.1.4 Raising of Capital. Consultant will assist Company in its capital-raising efforts and any and all related matters.

I.2      Company acknowledges as follows:

         I.2.1 No Guarantees. Consultant makes no guarantees, representations or warranties as to the particular results from Consultant's services or the response and timeliness of action by the investment and brokerage community, including but not limited to guarantees, representations or warranties as to future stock price of the Company.

         I.2.2 Administrative Functions Only. Consultant is not a broker/dealer and will not engage in any services requiring registration as such. Consultant's involvement in Company's capital-related transactions is limited to administrative and facilitating functions, but no broker/dealer functions.

         I.2.3 Review Responsibility. Company understands that the accuracy and completeness of documents prepared by Consultant, if any, is dependent upon Company's alertness to assure that such document contains all material facts which might be important and that all such documents must not contain any misrepresentation of a material fact nor omit information necessary to make the statements therein not misleading. To that end, Company agrees to review all materials for their accuracy and completeness prior to any use thereof.


                                   ARTICLE II
                            COMPENSATION FOR SERVICES

II.1 In consideration for entering into this Agreement and performing the services described immediately above, Company agrees, in lieu of hourly rates, to compensate Consultant by means of Company's issuance to Consultant of an aggregate of 25,000 shares of Company's Common Stock, which shares shall be deemed to have a fair market value as of the date of this Agreement equal to $0.625 per share.




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                                   ARTICLE III
                              TERM OF THE AGREEMENT

III.1 This Agreement shall commence on the date hereof and continue for a period of six months thereafter. Notwithstanding the foregoing, Consultant may terminate this Agreement immediately upon written notice to Company upon the occurrence of any of the following: (a) Company becomes insolvent or makes an assignment for the benefit of creditors; and/or (b) Company breaches any of the material terms of this Agreement.


                                   ARTICLE IV
                                STATUS OF PARTIES

IV.1 Nothing contained in this Agreement shall be construed to imply that either Consultant, Company or any employee, agent or other authorized representative of either such party is a partner, joint venturer, agent, officer or employee of the other party. Neither party hereto shall have any authority to bind the other party in any respect vis-a-vis any third party, it being intended that each shall remain an independent contractor and responsible only for his or its own actions. Company and Consultant are independent contractors, each responsible for his or its own actions, costs and expenses. Neither Consultant nor the Company shall have any right to, and shall not, commit other party to any agreement, contract or undertaking or waive or compromise any of such other party's rights against customers or other parties. All consideration delivered to Consultant hereunder shall constitute earnings from self-employment income and Company shall not withhold any amounts as federal or state income tax withholding or as employee contributions under the Federal Insurance Contribution Act (Social Security) or any similar federal or state law applicable to employers and employees.


                                    ARTICLE V
                                 CONFIDENTIALITY

V.1 Consultant agrees that he shall not at any time (during or after the term of this Agreement) disclose or use, except in pursuit of the business of Company with Company's permission, any Proprietary Information of Company acquired during the term of this Agreement. For purposes of this Agreement the phrase "Proprietary Information" means all information which is known or intended to be known only to Consultant or employees of Company, any document, record or other information of Company or others in a confidential relationship with



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         Company which relates to specific business matters such as patents, patent applications, trade secrets, secret processes, proprietary know-how, information of Company's business, and identity of suppliers or customers or accounting procedures of Company. Consultant agrees not to remove from the premises of Company except in the pursuit of business of Company any document, record or other information of Company. Consultant recognizes that all such documents, records or other information, whether developed by Consultant or by someone else for the Company are the exclusive property of Company.


                                   ARTICLE VI
                                  MISCELLANEOUS

VI.1 Waiver. No waiver of any breach or default of this Agreement by either party shall be considered to be a waiver of any other breach or default of this Agreement by such party.

VI.2 Severability. If any portion of this Agreement is found by a court of competent jurisdiction to be void or unenforceable, that portion hereof shall be deemed to be reformed to the extent necessary to cause such portion to be enforceable and the same shall not affect the remainder of this Agreement, which shall be given full force and effect without regard to the invalid or unenforceable portions.

VI.3 Counterparts. This Agreement may be executed in several counterparts and any and all such executed counterparts shall constitute one agreement binding upon the parties hereto.

VI.4 Entire Agreement. This Agreement contains the entire understanding between the parties hereto and replaces and supersedes all previous Agreements between Consultant and Company with respect to the subject matter hereof.

VI.5 No Amendment. This Agreement may not be changed, altered, amended, or modified, except in a writing, duly executed by each of the parties hereto.

VI.6 Assignment. This Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party.

VI.7 Governing Law. This Agreement shall be governed by the laws of the State of California without regard to any choice of law provisions thereof.



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VI.8     Attorneys' Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either party in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his or its attorneys' fees and costs.

VI.9 Arbitration and Venue. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission, shall be settled by arbitration in Los Angeles County, California, in accordance with the then Commercial Arbitration Rules of the American Arbitration Association before one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the Superior Court of California, and of the United States District Court for the Central District of California, for all purposes in connection with such arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with such arbitration proceeding, may be served by certified mail or the equivalent, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that such failure to institute arbitration proceedings within such period shall constitute an absolute bar against the institution of any such arbitration proceeding and a waiver of all claims. This section shall survive the termination or expiration of this Agreement.

VI.10 Facsimile Signature. Any signature on a facsimile copy of this Agreement shall be binding and valid as if made on the original copy of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.



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        "Consultant"                                "Company"

                                            WANDERLUST INTERACTIVE, INC.



 /s/ ROBERT A. D. WILSON                    By: /s/ JAY SMITH, III
----------------------------------             ---------------------------------
    Robert A. D. Wilson                        Jay Smith, III
                                               President and Chief Executive
                                               Officer



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